Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-182385, 333-204343, 333-211766, 333-220865, and 333-220872 on Form S-8, Registration Statement No. 333-216636 on Form S-4 and Registration Statement No. 333-180116 on Form S-3 of Caesars Entertainment Corporation of our reports dated March 7, 2018, relating to the consolidated financial statements and financial statement schedule of Caesars Entertainment Corporation and its subsidiaries (the “Company”) which report expresses an unqualified opinion and includes an emphasis of matter paragraph regarding the Caesars Acquisition Company merger with and into the Company, with the Company as the surviving company on October 6, 2017, and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Caesars Entertainment Corporation for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
March 7, 2018